UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2013
(Date of earliest event reported: September 11, 2013)

XHIBIT CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52678 (Commission File Number)	20-0853320 (IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
(Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2013, the Board of Directors (the “Board”) of Xhibit Corp. (the “Company” or “Registrant”) appointed Scott Wiley as its Chief Financial Officer and Principal Accounting Officer, following Michael J. Schifsky's resignation that day from service as Chief Financial Officer. Mr. Schifsky, in turn, was appointed by the Board to new positions as the Company’s Senior Vice President and General Manager of the Registrant’s business units SpyFire Interactive, LLC, FlyReply Corp., Xhibit Interactive, LLC and Stacked Digital, LLC.

Mr. Wiley, age 53, has served as Chief Financial Officer, Secretary and Treasurer of the Company’s subsidiary SkyMall, LLC (formerly, SkyMall, Inc.) since 2009, where he manages all aspects of the finance function. SkyMall, LLC and its affiliated companies own and operate (i) SkyMall, a multi-channel, direct marketer offering a wide array of merchandise from numerous direct marketers and manufacturers through the SkyMall catalog and website, SkyMall.com; as well as (ii) SkyMall Ventures, a provider of merchandise, gift cards and experiential rewards reaching millions of loyalty program members in various companies’ loyalty programs throughout the country. From 2006 to 2009, Mr. Wiley served as Chief Financial Officer of Applied Photonics, Inc., a venture capital-backed company that developed patented laser technology used for precision glass cutting for flat panel and cell phone displays. At Applied Photonics, he was responsible for managing all aspects of the company’s global finance and administration organizations. Mr. Wiley has more than 27 years of experience in corporate finance and accounting, working with both public and private companies. He spent the first 10 years of his career as an auditor at Coopers & Lybrand L.L.P. He is a certified public accountant and has a B.A. from the University of California, Los Angeles. Mr. Wiley’s base salary is $204,000 per annum.

There are no arrangements or understandings between Mr. Wiley and any other persons pursuant to which Mr. Wiley was appointed as an executive officer of the Company, and there are no transactions regarding Mr. Wiley that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 11, 2013, the Company issued a press release announcing the appointment of Mr. Wiley as Chief Financial Officer and Mr. Schifsky as Senior Vice President and General Manager. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 12, 2013, Peter L. Ax resigned as a member of the Company's Board of Directors.

Item 9.01. Exhibits

99.1 Press release issued by Xhibit Corp., dated September 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2013	Xhibit Corp., a Nevada corporation By: /s/ Scott Wiley Scott Wiley, CFO